Exhibit 10.13

DEBENTURE PURCHASE AGREEMENT

This DEBENTURE PURCHASE AGREEMENT (the “Agreement”), dated this 15th day of July, 2010, is made by and between ASSURED PHARMACY, INC., a Nevada corporation (the “Company”), and JOSEPH V. MCDEVITT (the “Purchaser”).

R E C I T A L S:

WHEREAS, pursuant to the terms and conditions of this Agreement, the Company wishes to issue and sell to the Purchaser, and the Purchaser wishes to acquire from the Company, a 10% Convertible Debenture due July 20, 2012 in the principal amount of $500,000 and in the form attached hereto as Exhibit A (the “Debenture”).

NOW, THEREFORE, the Company and the Purchaser hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF THE NOTE

1.1      Purchase and Sale of the Debenture.  Subject to the terms and conditions hereof and in reliance on the representations and warranties contained herein, or made pursuant hereto, the Company will issue and sell to the Purchaser, and the Purchaser will purchase from the Company at the closing of the transactions contemplated hereby (the “Closing”), the Debenture in exchange for $500,000 (“Purchase Price”).

1.2      Closing.  The Closing shall be deemed to occur at date and time as mutually agreeable to the parties (the “Closing Date”).

1.3      Closing Matters.  On the Closing Date, subject to the terms and conditions hereof, the following actions shall be taken:

(a)      The Company will deliver to the Purchaser the Debenture dated the Closing Date, in the principal amount of $500,000.

(b)       The Purchaser shall deliver to the Company the Purchase Price in immediately available funds to the Company.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Purchaser as of the date of this Agreement as follows:

2.1     Organization and Qualification.  The Company is a corporation duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is incorporated.  The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.  As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, condition of the Company and its Subsidiaries or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as hereinafter defined).

2.2     Subsidiaries.  The Company has no subsidiaries other than Assured Pharmacy Management, Inc., Assured Pharmacies, Inc., Assured Pharmacies Northwest, Inc., Assured Pharmacy Gresham, Inc., Assured Pharmacy Las Vegas, Inc., Assured Pharmacy Irvine, Inc., Assured Pharmacy DME, Corp., Assured Pharmacy Los Angeles 1, Inc., Assured Pharmacy Plus, Corp and Assured Pharmacy Henderson, Inc.  The Company owns, directly or indirectly, all of the capital stock of its Subsidiaries, free and clear of any and all Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.  Each Subsidiary is a corporation duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, and has all requisite corporate power and authority to carry on its business as now conducted.  Each Subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

2.3     No Violation.  Neither the Company nor any of its Subsidiaries is in violation of: (a) any of the provisions of its certificate or articles of incorporation, bylaws or other organizational or charter documents; or (b) any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect.

2.4     Capitalization.  As of the date hereof, the Company’s authorized capital stock consists of (i) 3,000,000,000 shares of Common Stock, par value $.001 per share, of which  193,806,335 shares are outstanding; and (ii) 5,000,000 shares of Preferred Stock, par value $.001 per share, of which 8,745 shares are outstanding.  All of such outstanding shares have been, or upon issuance will be, validly issued, are fully paid and nonassessable.

2.5       Issuance of the Debenture.

(a)   The Debenture to be issued hereunder is duly authorized and, upon payment and issuance in accordance with the terms hereof, shall be free from all taxes, Liens and charges with respect to the issuance thereof.  As of the Closing, the Company has authorized or reserved the number of shares of Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”) necessary to effect the full conversion of the Debenture (the  “Conversion Shares” and together with the Debenture, the “Securities”).  All actions by the Board, the Company and its stockholders necessary for the valid issuance of the Debenture and the Conversion Shares pursuant to the terms of the Debenture has been taken.

(b)   The Conversion Shares, when issued and paid for upon conversion of the Debenture, will be validly issued, fully paid and nonassessable and free from all taxes, Liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of the Common Stock.

2.6      Auorization; Enforcement; Validity.  The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Debenture (collectively, the “Transaction Documents”) and to issue the Debenture in accordance with the terms hereof and thereof.  The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, and the issuance of the Debenture, have been duly authorized by the board of directors of the Company (the “Board”), and no further consent or authorization is required by the Company, the Board or its stockholders.  This Agreement and the other Transaction Documents of even date herewith have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies, or (ii) as any rights to indemnity or contribution hereunder may be limited by federal and state securities laws and public policy considerations.

2.7      No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance of the Conversion Shares) will not (i) result in a violation of any articles or certificate of incorporation, any certificate of designations, preferences and rights of any outstanding series of preferred stock or bylaws of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of clauses (ii) and (iii), for such breaches or defaults as would not be reasonably expected to have a Material Adverse Effect.

2.8        Governmental Consents.  The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof.  All consents, authorizations, orders, filings and registrations which the Company is required to obtain at or prior to the Closing pursuant to the preceding sentence have been obtained or effected.

ARTICLE III

ACKNOWLEDGEMENTS, REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

3.1       Acknowledgements.  The Purchaser acknowledges and agrees that:

(a)     neither the Debenture nor the Conversion Shares have been or will be registered with the United States Securities and Exchange Commission under the United States Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any State located therein, and that the Securities are being offered and sold by the Company in reliance upon exemptions under applicable securities laws, including, without limitation, Sections 4(2) and 4(6) of the Securities Act;

(b)     the Securities are “restricted” as that term is defined by Rule 144 under the Securities Act and neither the Debenture nor the Conversion Shares may be offered, sold or transferred, directly or indirectly, unless registered under the Securities Act and the securities laws of all applicable states or unless an exemption from such registration requirements is available, and that certificates representing the Securities will bear a restrictive legend to such effect;

(c)     the Purchaser has had the opportunity to ask questions of and receive answers from the Company regarding the investment, and has received all the information regarding the Company that it has requested; all such questions have been answered to the Purchaser’s full satisfaction;

(d)     the Company may make a notation on its records or giving instruction to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described herein; and

(e)     the Company has no obligation or present intention of filing with the United States Securities and Exchange Commission or with any state securities administrator any registration statement in respect of resales of any of the Securities.

3.2       Representations and Warranties.  The Purchaser hereby represents and warrants to the Company as of the date of this Agreement as follows:

(a)     If the Purchaser is a corporation, limited liability company or partnership, the Purchaser is duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b)     This Agreement has been duly authorized, validly executed and delivered by the Purchaser and is a valid and binding agreement and obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and the Purchaser has full power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

(c)     The Purchaser has such knowledge and experience in business and financial matters as will enable it to evaluate the merits and risks of the prospective investment and to make an informed investment decision.  The Purchaser is also aware that no governmental agency has reviewed or endorsed the Securities and that the Securities involve a high degree of economic risk.  The Securities the Purchaser is purchasing are the kind that the Purchaser wishes to hold for investment and the nature of the Securities are consistent with the Purchaser’s investment program.  The Purchaser, in making the decision to purchase the Securities, has relied upon independent investigation made by it and has not relied on any information or representations made by third parties.

(d)     The Purchaser has been advised and is fully aware that investing in the Securities is a speculative and uncertain undertaking, the advantages and benefits of which are generally limited to a certain class of investors who understand the nature of the proposed operations of the Company and for whom the investment is suitable.  The Purchaser represents that it meets such suitability requirements.

(e)     The Purchaser has had the opportunity to consult its own independent professional advisors with respect to the legal, financial and tax consequences of purchasing the Securities.

(f)     The Purchaser is capable of assessing and evaluating the risks and merits of an investment in the Securities as a result of the Purchaser’s financial, investment or business experience or as a result of advice received from a registered person other than the Company or an affiliate thereof, and the Purchaser is able to bear the economic loss of its investment.

(g)     The Purchaser has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities and/or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities.

(h)     The Purchaser is purchasing the Securities for its own account for investment, not as a nominee or agent, without any present intention to distribution, assignment, resale or other transfer of the Securities in any manner which would result in a violation of any provision of United States securities laws.  Except as specifically stated herein, no other person has a direct or indirect beneficial interest in the Securities.  Because the Securities are not registered, the Purchaser is aware that it must hold them indefinitely unless they are registered under the Securities Act or it must obtain exemptions from such registration.  The Purchaser acknowledges that the Company is under no duty to register the Securities or comply with any exemption in connection with the Purchaser’s proposed sale, transfer or other disposition under applicable rules and regulations, except as described in this Agreement.  The Purchaser understands that if it desires to sell, assign, transfer, hypothecate or in any way alienate or encumber the Securities in the future, the Company can require that it provide, at its own expense, an opinion of counsel satisfactory to the Company to the effect that such action will not result in a violation of applicable United States federal or state securities laws and regulations or other applicable federal or state laws and regulations.

(i)     The Purchaser is an “accredited investor” as defined under Rule 501 of Regulation D, promulgated under the Securities Act (“Regulation D”).

(j)     The Purchaser has not purchased the Securities as a result of any form of General Solicitation or General Advertising as these terms are defined in Regulation D.  The solicitation of an offer to purchase the Securities was directly communicated to the Purchaser.  At no time was the Purchaser presented with or solicited by or through any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement or any other form of general advertising in connection with such communicated offer.

ARTICLE IV

CONDITIONS TO CLOSING OF THE PURCHASERS

The obligation of the Purchaser to purchase the Debenture at the Closing is subject to the fulfillment on or prior to the Closing Date of each of the following conditions, any of which may be waived by the Purchaser:

4.1           Representations and Warranties Correct.  The representations and  warranties in Article II hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date.

4.2           No Impediments.  Neither the Company nor any Purchaser shall be subject to any order, decree or injunction of a court or administrative agency of competent jurisdiction that prohibits the transactions contemplated hereby or would impose any material limitation on the ability of such Purchaser to exercise full rights of ownership of the Debenture.  At the time of the Closing, the purchase of the Debenture to be purchased by the Purchaser hereunder shall be legally permitted by all laws and regulations to which the Purchaser and the Company are subject.

ARTICLE V

CONDITIONS TO CLOSING OF THE COMPANY

The Company’s obligation to sell the Debenture at the Closing is subject to the fulfillment to its satisfaction on or prior to the Closing Date of each of the following conditions:

5.1      Representations.  The representations made by the Purchaser pursuant to Article III hereof shall be true and correct when made and shall be true and correct on the Closing Date.

5.2      No Impediments.  Neither the Company nor any Purchaser shall be subject to any order, decree or injunction of a court or administrative agency of competent jurisdiction that prohibits the transactions contemplated hereby or would impose any material limitation on the ability of such Purchaser to exercise full rights of ownership of the Debenture.  At the time of the Closing, the purchase of the Debenture to be purchased by the Purchaser hereunder shall be legally permitted by all laws and regulations to which the Purchaser and the Company are subject.

5.3      Payment of Purchase Price.  The Company shall have received the Purchase Price.

ARTICLE VI

MISCELLANEOUS

6.1      Governing Law.  The Transaction Documents and the rights of the parties thereunder shall be governed in all respects by the laws of the State of New York without regard to the principles of conflicts of laws thereof.

6.2      Amendment.  The Transaction Documents may not be amended, discharged or terminated (or any provision hereof waived) without the written consent of the Company and the Purchaser.

6.3      Entire Agreement.  The Transaction Documents and the other documents delivered pursuant hereto and simultaneously herewith constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof.

6.4      Notices, etc.  All notices, demands or other communications given hereunder shall be in writing and shall be sufficiently given if delivered personally, via facsimile, or by a nationally recognized courier service marked for next business day delivery or sent in a sealed envelope by first class mail, postage prepaid and either registered or certified, addressed as follows:

(a) if to the Company:

_____________________

_____________________

_____________________

(b) if to a Purchaser:

_____________________

_____________________

_____________________

6.5     Severability.  The invalidity of any provision or portion of a provision of this Agreement shall not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision.  It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought.  Accordingly, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

6.6      Expenses.  Each party shall bear its own expenses and legal fees incurred on its behalf with respect to the negotiation, execution and consummation of the transactions contemplated by this Agreement.

6.7      Consent to Jurisdiction; Waiver of Jury Trial.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED THE STATE OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTION DOCUMENTS.  EACH OF THE PARTIES TO THIS AGREEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURTS AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY SUCH LEGAL PROCEEDING.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY CONSENTS TO SERVICE OF PROCESS BY NOTICE IN THE MANNER SPECIFIED IN SECTION 6.4 AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION SUCH PARTY MAY NOW OR HEREAFTER HAVE TO SERVICE OF PROCESS IN SUCH MANNER.

6.8      Titles and Subtitles.  The titles of the articles, sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

6.9       Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Debenture Purchase Agreement, as of the day and year first above written.

COMPANY:

ASSURED PHARMACY, INC.

By:  /s/   Brett Cormier
Name:    Brett Cormier
Title:      Chief Financial Officer

PURCHASER:

By:  /s/   Joseph V. McDevitt
Name:     JOSEPH V. MCDEVITT